                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39485) pertaining to the Evergreen Healthcare Employees' 401(k) Profit Sharing Plan of our report dated May 10, 2002 with respect to the financial statements and supplemental schedules of the Evergreen Healthcare Employees' 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                               /s/ Ernst & Young LLP


Atlanta, Georgia
June 27,2002